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                                                                    Exhibit 23.0



                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8, (Nos. 333-43640, 333-54372, 333-80036, 333-80048,
333-62017), in the Prospectus constituting part of the Registration Statement on Forms S-3 (Nos. 333-72172, 333-69950, 333-64021, 333-08607, 333-56755, 333-64761
and 333-89341) and in the Prospectus constituting part of the Registration Statement on Form S-4 (No. 333-59215) of AVANT Immunotherapeutics, Inc. (f/k/a T Cell Sciences, Inc.) of our report dated February 14, 2000 appearing in this Annual Report on Form 10-K for the year ended December 31, 1999.



PricewaterhouseCoopers LLP
Boston, Massachusetts
March 27, 2000